Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Form S-4) of GulfMark Offshore, Inc. of our report dated February 24, 2011, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2010 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ UHY LLP

Houston, Texas

December 21, 2012